Exhibit 99.2

Morningstar to Acquire

Hemscott Businesses
Questions and Answers

General Questions

What is Morningstar acquiring?

Morningstar is acquiring the following Hemscott businesses from Ipreo:

•                  Hemscott Data, which provides financial information on virtually all publicly listed companies in the United States, Canada, the United Kingdom, and Ireland. Hemscott’s global database contains data on more than 19,500 public companies, 170,000 directors and officers, as well as earnings estimates from 68 securities firms in London. Hemscott Data has more than 350 clients including accounting and law firms, brokerages, investment banks, research firms, financial Web sites, and public companies. The business focuses on providing fundamental public company data; executive and director information, including detailed biographies and compensation; and historical pricing and volume data on stocks. Hemscott Data includes Hemscott Guru, a leading business-to-business online research tool that contains up-to-date financial data and directors’ biographies on more than 2,500 UK-quoted companies and 400,000 private companies; and Hemscott Adviser Rankings Guide, a comprehensive listing of more than 1,800 leading providers of professional services to all UK- and Irish-registered companies listed on the London Stock Exchange.

•                  Hemscott India, which operates a state-of-the-art data collection center in New Delhi, India.

•                  Hemscott.com, a free investment research Web site in the United Kingdom that attracts more than 320,000 unique users per month, and Hemscott Premium and Premium Plus, subscription-based investment research and data services for executives and high net-worth investors. The Premium services have more than 2,000 subscribers.

•                  Hemscott IR, a pioneer in online investor relations and corporate communications services in the United Kingdom. Hemscott IR designs, builds, hosts, and maintains best-practice IR pages and corporate Web sites for more than 540 companies.

Why is Morningstar acquiring these businesses?

Hemscott is a highly respected brand with a large and loyal client base. This acquisition fits Morningstar’s strategies of building a premier global equity database and expanding our presence outside the United States. This acquisition significantly strengthens our equity coverage. In addition to its data on a greater number of stocks, Hemscott has decades more data history, as well as management and director information, for U.S., UK, and Canadian stocks. Another crucial component of this acquisition is Hemscott’s sizable data operation in India, where we’ve been interested in establishing a presence for some time.

We’re also acquiring a leading investor Web site in the United Kingdom, which dovetails with our belief that there is a growing market for investment information outside the United States. And we’re acquiring a UK-based investor relations Web site business, which is a new market for us but one that directly leverages our data and analytics for IR professionals.

Is Morningstar buying all of Ipreo’s holdings?

No. Ipreo has several other business lines that are not part of our acquisition, including Bigdough and significant software and analytic offerings for investment banks and corporate clients.

How will you integrate Hemscott’s business into Morningstar? How will the business be structured?

We have created an integration team led by Tao Huang, chief operating officer of Morningstar. The team is responsible for developing a detailed integration plan for the smooth transition of this business into Morningstar.

Does Morningstar currently have any operations in India?

Morningstar recently established a subsidiary in India and we have one employee working there. The Indian operation is a crucial component of this acquisition and gives us a sizable presence there. Together with Morningstar’s large data center in China, we will leverage the collective expertise of both operations to expand our global equity coverage.

How many clients does Hemscott have?

Hemscott Data has more than 350 clients; Hemscott Guru has about 115 clients; Hemscott Premium services have more than 2,000 subscribers; and Hemscott IR has more than 540 clients.

Who are Hemscott’s clients?

Hemscott has a global client base consisting of accounting and law firms, investment banks, brokerage firms, equities sales desks, financial Web sites, independent research firms, public companies, investor relations departments, investor relations consultants, recruiting firms, small portfolio managers, universities, as well as thousands of individual investors.

Is there any overlap with Morningstar’s client base?

There is some overlap in the United States, but not much, and very little overlap in the United Kingdom. Overall, clients will receive much broader equity coverage when we combine our databases.

Will you keep the Hemscott name?

Hemscott has a well-known name in its markets and we plan to leverage it. As part of our integration, we’ll determine what makes sense for each product offering, but we don’t currently have any plans to change the Hemscott name.

Will any Hemscott executives or senior managers join Morningstar? Will any employees lose their jobs?

All members of the Ipreo executive team will remain with Ipreo. We will look at all areas of the combined operations to determine the best organizational structure. We’ll determine our staffing and operations needs as we develop our integration plans, and we’ll let employees know about our plans as soon as possible upon completion of the acquisition. We will also try to fill open positions with employees whose jobs might be affected by the acquisition.

When do you expect to complete the acquisition?

We expect to complete the acquisition in early January 2008.

How many employees does Hemscott have and where are they located?

Approximately 280 employees—about 200 in New Delhi, India; 70 in London; and 10 in the United States.

What approvals are required before the transaction is finalized? Do Morningstar’s shareholders need to approve the deal before it’s finalized?

The acquisition is subject to customary closing conditions. Morningstar’s board of directors has approved the transaction. The acquisition does not require a Morningstar shareholder vote.

Who approached whom? How long have you been in discussions?

As a matter of policy, we will not share specific details about discussions leading up to a transaction.

Why is Ipreo selling these businesses?

Ipreo has said it wants to focus on its software solutions and high-end analytical services for capital markets professionals and corporate officers.

Product Questions

Will you keep all of its products?

Our goal is to seamlessly integrate the operations to minimize any disruption to clients. At this time, we don’t plan to make any major changes to Hemscott’s product line.

Will Morningstar keep the UK Web site?

Yes.

Won’t you be competing with Morningstar.co.uk?

Not really. The content of the two sites is highly complementary. Hemscott’s Web site contains a great deal of equity data and news content, whereas the Morningstar site focuses more on fund research and analysis. We will explore options for the sharing or merging of content in the future, but we expect to operate the sites separately for now.

When will the databases be combined?

We’re in the process of developing a detailed integration plan, and we don’t have a definitive timetable yet.

What is the size of Morningstar’s equity database and what does it include? What is the size of Hemscott’s database and what does it include?

Morningstar’s database includes approximately 13,000 equities in the United States, Canada, and Australia. It includes fundamental public company data and trading prices.

Hemscott has a leading equity database covering more than 19,500 companies in the United States, the United Kingdom, Canada, and parts of continental Europe. It includes fundamental public company data; executive and director information, including detailed biographies and compensation; and historical pricing and volume data on stocks.

Financial Questions

What are the financial terms of the deal?

The purchase price is $51.6 million in cash, subject to working capital adjustments.

Is Morningstar taking on debt or issuing stock to finance the transaction?

No. The transaction is an all-cash deal.

What are the combined revenues for Hemscott businesses you are acquiring?

Can you break out the revenue by business?

Ipreo, which owns Hemscott, is a private company and does not regularly disclose the revenue produced by its various business units. Morningstar discloses business segment revenue, revenue for our largest five products, and our international revenue. In addition, after we complete the Hemscott acquisition, we plan to continue our practice of disclosing a total for revenue contributed by all acquisitions in our subsequent earnings press releases and public filings.

Are the businesses you are acquiring profitable?

We won’t be disclosing that information.

Are you planning to issue pro forma financials for the combined company?

No. We are not planning to issue pro forma financials because of the size of the transaction.

Do you anticipate any other costs related to the acquisition? What impact will it have on Morningstar’s earnings?

Because Morningstar’s policy is not to issue earnings forecasts or guidance, we will not make any comments about the potential impact on our earnings.

Is this Morningstar’s largest acquisition to date?

No. Morningstar acquired Ibbotson Associates, a leading provider of asset allocation research and services, in March 2006. Morningstar paid about $83 million for Ibbotson.

Morningstar acquired three companies in 2006 and the Standard & Poor’s fund data business in March of this year. Do you expect to make more acquisitions?

We’ll continue to look at potential acquisitions that help us further our mission of creating great products that help investors meet their financial goals and fit our business model of leveraging fixed investments in databases and core skill sets. In reviewing potential acquisitions, we focus on transactions that:

•                  Offer a good strategic fit with our mission of creating great products that help investors reach their financial goals,

•                  Help us build our investment databases, research capabilities, technical expertise, or customer base faster and more cost effectively than we could if we built them ourselves, and

•                  Offer a good cultural fit with our entrepreneurial spirit and brand leadership.

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This Q&A contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s filings with the SEC, including Morningstar’s Annual Report on Form 10-K for the year ended Dec. 31, 2006. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you read in this press release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.